UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Talmer Bancorp, Inc., and its bank subsidiary, Talmer Bank and Trust (“Talmer”), announced that it has entered into an agreement to sell its branch offices in Wisconsin to Town Bank, a wholly owned bank subsidiary of Wintrust Financial Corporation.  Town Bank will assume all of Talmer’s deposits in Wisconsin.  As of March 31, 2014, Talmer’s deposits in these markets were approximately $360 million. Talmer will not sell any loans to Town Bank in the transaction.  The transaction is expected to be completed in the third quarter of 2014, subject to regulatory approval and other customary terms and conditions.  Under the terms of the purchase and assumption agreement, Talmer will sell its 11 branch offices to Town Bank for approximately $13.5 million more than the net book value of the assets.  The transaction will result in the elimination of approximately $1 million of Talmer’s core deposit intangibles related to the deposits sold.  Talmer expects to incur approximately $1 million in expenses related to the transaction.  On April 9, 2014, Talmer Bancorp, Inc. and Wintrust Financial Corporation issued a press release announcing the transaction.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, in an unrelated transaction, Talmer Bancorp, Inc.’s other bank subsidiary, Talmer West Bank also entered into an agreement to sell its single branch office in Albuquerque, New Mexico.  As of March 31, 2014, Talmer West Bank’s deposits in this market were approximately $37 million.  Talmer West Bank will sell all of its deposits and approximately $20 million of its loans to Grants State Bank.  The transaction is expected to be completed in the third quarter of 2014, subject to regulatory approval and other customary terms and conditions.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected timing, completion and other effects of the proposed transactions, including our expected expenses related to our sale of our Wisconsin branches.  These forward looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory approvals for the proposed transactions and meet other closing terms and conditions for the proposed transactions, the reaction to the transaction of the banks’ customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in our “Risk Factors” and the forward-looking statement disclosure contained in Talmer Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date of this Current Report on Form 8-K.  Talmer Bancorp, Inc. undertakes no duty to update any forward-looking statement made herein.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release dated April 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: April 9, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer